Exhibit 10.1

SONIM TECHNOLOGIES, INC.

FIRST AMENDMENT

TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is made as of June 2, 2024 (the “Effective Date”), by and between Sonim Technologies, Inc., a Delaware corporation (the “Company”) and Jiang Liu (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Registration Rights Agreement, dated as of April 29, 2024 (the “Agreement”), pursuant to which the Company must file a Registration Statement with the Commission covering the resale of all of the Registrable Securities purchased by the Investor pursuant to the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement;

WHEREAS, the Company and the Investor have agreed to postpone the Filing Date with respect to the Initial Registration Statement to September 20, 2024; and

WHEREAS, the Company and the Investor desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises, representations, warranties, covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment.

The definition of “Filing Date” set forth in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“‘Filling Date’ means, with respect to the Initial Registration Statement required hereunder, September 20, 2024 and, with respect to any additional Registration Statements that may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.”

Section 2. Miscellaneous Provisions.

The relevant provisions of the Agreement shall apply hereto mutatis mutandis.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the (signature) thereon, provided such signature page is attached to any other counterpart identical thereto. The execution of this Amendment may be effected by facsimile and/or electronically transmitted signatures, all of which shall be treated as originals; provided, however, that the party receiving a copy hereof with a facsimile and/or electronically transmitted signature may, by written notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the facsimile signature. Each party intends to be bound by its respective facsimile and/or electronically transmitted signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of this Amendment delivered by facsimile and/or electronic transmission.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date.

COMPANY:		INVESTOR:

Sonim Technologies, Inc.,		Jiang Liu
a Delaware corporation

By:	/s/ Peter Liu	/s/ Jiang Liu
Name:	Peter Liu
Title:	Chief Executive Officer

[Signature Page to First Amendment to Registration Rights Agreement]